REGISTRATION RIGHTS AGREEMENT


                  THIS REGISTRATION RIGHTS AGREEMENT, dated as of the 13th day of August, 1999, among the entities listed on Schedule A (collectively referred to as the "Investors"), WARWICK CORPORATION, LTD. (the "Placement Agent", along with the Investors also referred to as the "Holders") located at Charlotte House, Charlotte Street, P.O. Box N. 9204, Nassau, Bahamas, and OBJECTSOFT CORPORATION, a corporation incorporated under the laws of the State of Delaware, having its principal place of business at Continental Plaza III, 433 Hackensack Avenue, Hackensack, New Jersey 07601 (the "Company").

                  WHEREAS, the Investors are purchasing from the Company and the Company is issuing and selling to the Investors, pursuant to the terms and conditions of a 6% Series F Convertible Preferred Stock Subscription Agreement dated as of the date hereof (the "Agreement"), an aggregate value of up to $2,100,000 of Series F Preferred Stock and Warrants to purchase common stock of the Company ("Common Stock");

                  WHEREAS, upon the Closing, the Company shall issue to the Placement Agent, in return for services rendered (in addition to other fees set forth in the Agreement), that number of shares of Preferred Stock equal to six percent of the number of shares of Preferred Stock issued to the Investors; and

                  WHEREAS, the Company desires to grant to the Holders the registration rights set forth herein with respect to the shares of Common Stock underlying the Series F Preferred Stock (the "Underlying Shares") and shares of Common Stock underlying the Warrants (the "Warrant Shares") (collectively hereinafter referred to as the "Stock" or "Securities" of the Company), which shall not include the Preferred Stock. All capitalized terms not otherwise defined herein shall have those meanings ascribed to such terms in the Agreement.

                  NOW, THEREFORE, the parties hereto mutually agree as follows:

                  Section 1. Registrable Securities. As used herein the term "Registrable Security" means any of the Underlying Shares and Warrant Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered for resale under the Securities Act of 1933, as amended (the "Securities Act") and disposed of pursuant thereto, (ii) registration under the Securities Act is no longer required for the immediate public distribution of such security as a result of the provisions of Rule 144 with no limitations promulgated under the Securities Act, or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 1.

                  Section 2. Restrictions on Transfer. The Holders acknowledge and understand that prior to the registration of the Securities as provided herein, the Securities are "restricted securities" as defined in Rule 144 promulgated under the Securities Act. The Holders understand that no disposition or transfer of the Securities may be made by the Holders in the absence of (i) an opinion of counsel to the Holders reasonably acceptable to the Company that such transfer may be made without registration under the Securities Act or (ii) such registration.

                  Section 3.  Registration Rights.

                  (a) The Company agrees that it will prepare and file with the Securities and Exchange Commission ("Commission"), no later than thirty days after the Closing Date, a registration statement on Form S-3 or other form under the Securities Act (the "Registration Statement"), at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of all holders of Registrable Securities, initially registering at least 5,500,000 shares of Common Stock (the "Initial Number of Registered Shares").

                  The Company shall use its reasonable efforts to cause the Registration Statement to become effective within ninety days from the Closing Date. In the event the Commission prohibits the Company from registering the number of shares of Common Stock as set forth above in the Registration Statement, the Company will either amend the Registration Statement or file other Registration Statements for the purpose of registering that number of shares of Common Stock necessary pursuant to the terms of the Agreement and this Registration Rights Agreement.

                  (b) The Company will maintain the effectiveness of any Registration Statement or post-effective amendment filed under this Section 3 under the Securities Act until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to the Registration Statement,
(ii) the date the holders thereof receive an opinion of counsel that all of the Registrable Securities may be sold under the provisions of Rule 144 with no limitations or (iii) five and one-half years after the Subscription Date. In the event that the Initial Number of Registered Shares shall be insufficient to cover all Registrable Securities, the Company shall file with the Commission such other Registration Statement(s) necessary to register any Registrable Securities then outstanding or reasonably expected to be issued which shall not have been registered.

                  (c) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement under subparagraph 3(a) and in complying with applicable securities and Blue Sky laws (including without limitation, reasonable attorneys' fees thereof) shall be borne by the Company. The Holders shall bear the cost of underwriting discounts and commissions, if any, applicable to the Registrable Securities being registered and the fees and expenses of its counsel. The Company shall qualify any of the securities for sale in such states as such Holders reasonably designate and shall furnish indemnification in the manner provided in Section 6 hereof. However, the Company shall not be required to qualify any of the securities for sale in any state which will require an escrow or other restriction relating to the Company and/or the sellers. The Company at its expense will supply the Holders with copies of the Registration Statement and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by the Holders.

                  (d) The Company shall not be required by this Section 3 to include a Holder's Registrable Securities in any Registration Statement which is to be filed if, in the opinion of counsel for all of the Holders and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Holders and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all Investors or transferees obtaining securities which are not "restricted securities" as defined in Rule 144 with no limitations under the Securities Act.

                  (e) In the event the Registration Statement to be filed by the Company pursuant to Section 3(a) above is not filed with the Commission within thirty days from the Closing Date and/or the Registration Statement is not declared effective by the Commission within one hundred and twenty days from the Closing Date, then the Company will pay to the Holders (pro rated on a daily basis) in cash upon demand by the Holders, as liquidated damages for such failure and not as a penalty, two percent of the Purchase Price of the then outstanding Securities for every thirty day period thereafter until the Registration Statement has been filed and/or declared effective, provided that, such demand is made by the Holders in writing within ninety days of the date on which the Company becomes liable for such liquidated damages in accordance with this Section 3(e). Such payment of the liquidated damages shall be made to the Holders in cash promptly upon demand, provided however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Securities pursuant to this Section. The aforementioned liquidated damages shall cease to accrue one year after the Closing Date on the condition that the Holders may rely on Rule 144 with no limitations for the resale of all of the Securities then held by the Holders.

                  If the Company does not remit the damages to the Holders as set forth above, the Company will pay the Holders' reasonable costs of collection, including reasonable attorneys' fees, in addition to the liquidated damages. The registration of the Securities pursuant to this provision shall not affect or limit Holders' other rights or remedies as set forth in this Registration Rights Agreement.

                  (f) No provision contained herein shall preclude the Company from selling securities pursuant to any Registration Statement in which it is required to include Registrable Securities pursuant to this Section 3.

                  (g) If at any time or from time to time after the Closing Date, the Company notifies the Holders in writing of the existence of a Potential Material Event (as defined in Section 3(h) below), the Holders shall not offer or sell any Registrable Securities or engage in any other transaction involving or relating to Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such Holder receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the Company may not so suspend the right to such holders of Securities for more than one twenty day period in the aggregate during any twelve month period, during the periods the Registration Statement is required to be in effect. If a Potential Material Event shall occur prior to the date the Registration Statement is filed, then the Company's obligation to file the Registration Statement shall be delayed without penalty for not more than twenty days. The Company must give each Holder notice in writing at least two business days prior to the first day of the blackout period.

                  (h) "Potential Material Event" means any of the following: (a) the possession by the Company of material information not for disclosure in a registration statement; or (b) any material engagement or activity by the Company which would be adversely affected by disclosure in a registration statement at such time, that the Registration Statement would be materially misleading absent the inclusion of such information.

                  (i) If the Company receives notice from the SEC that the SEC shall not review the Registration Statement, the Company will cause the Registration Statement to be declared effective no later than thirty days thereafter.

                  Section 4. Cooperation with Company. Holders will cooperate with the Company in all respects in connection with this Registration Rights Agreement, including timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

                  Section 5. Registration Procedures. If and whenever the Company is required by any of the provisions of this Registration Rights Agreement to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall (except as otherwise provided in this Registration Rights Agreement), as expeditiously as possible:

                  (a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Holder of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Act);

                  (b) furnish to each Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Holder;

                  (c) register and qualify the securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Holders shall reasonably request (subject to the limitations set forth in Section 3(c) above), and do any and all other acts and things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition in such jurisdiction of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

                  (d) list such securities on the NASDAQ SmallCap Market or other national securities exchange on which any securities of the Company are then listed if the listing of such securities is then permitted under the rules of such exchange or NASDAQ; and

                  (e) notify each Holder of Registrable Securities covered by the Registration Statement, at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  Section 6.  Indemnification.

                  (a) The Company agrees to indemnify and hold harmless the Holders, each and every officer, director, affiliate and employee of the Holders, and each person, if any, who controls each Holder within the meaning of the Securities Act and each officer, director, affiliate or employee of each of the Holders ("Distributing Holder") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Registration Rights Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorneys' fees thereof), to which the Distributing Holder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided however, that the Company (i) will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Holder specifically for use in the preparation thereof, and (ii) will not be required to pay any amounts paid in settlement of any loss, claim, damage or liability if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld. This Section 6(a) shall not inure to the benefit of any Distributing Holder with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Distributing Holder failed to send or give (in violation of the Securities Act or the rules and regulations promulgated thereunder) a copy of the prospectus contained in such Registration Statement to such person at or prior to the written confirmation of such person of the sale of such Registrable Securities, where the Distributing Holder was obligated to do so under the Securities Act or the rules and regulations promulgated thereunder. This indemnity provision will be in addition to any liability which the Company may otherwise have.

                  (b) Each Distributing Holder agrees that it will severally (and not jointly) indemnify and hold harmless the Company, and each officer, director, affiliate and employee of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Registration Rights Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorneys' fees thereof) to which the Company or any such officer, director, affiliate, employee or controlling person may become subject under the Securities Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, information furnished to the Company by such Distributing Holder, specifically for use in the preparation thereof. This indemnity provision will be in addition to any liability which the Distributing Holder may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section 6. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions stated herein and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that, if the indemnified party is the Distributing Holder, the fees and expenses of such counsel shall be at the expense of the indemnifying party if the named parties to any such action (including any impleaded parties) include both the Distributing Holder and the indemnifying party and the Distributing Holder shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Distributing Holder (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Distributing Holder, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the all indemnified parties, which firm shall be designated in writing by the indemnified parties). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

                  Section 7. Contribution. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 6 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of
Section 6 hereof provide for indemnification in such case or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the applicable Distributing Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Registration Rights Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorneys' fees thereof), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Holder on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Holder agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this
Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  Section 8. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                  If to the Company:

                           ObjectSoft Corporation
                           Continental Plaza III
                           433 Hackensack Avenue
                           Hackensack, New Jersey  07601
                           Attention: Mr. David E. Y. Sarna, President
                           Telephone: (800) 816-8171
                           Facsimile No.:  (201) 343-0056

                  with a copy to:

                           Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                           New York, New York  10036
                           Attention:  Melvin Weinberg, Esq.
                           Telephone: (212) 704-6000
                           Facsimile No.: (212) 704-6288

                  If to the Investors at the addresses set forth on Schedule A attached hereto.

                  If to the Placement Agent:

                           Warwick Corporation, Ltd.
                           Charlotte House, Charlotte Street
                           P.O. Box N. 9204
                           Nassau, Bahamas
                           Telephone: (242) 325-1033
                           Facsimile No.: (242) 323-7918

                  Either party hereto may from time to time change its address or facsimile number for notices under this Section by giving at least ten days' prior written notice of such changed address or facsimile number to the other party hereto.

                  Section 9. Assignment. This Registration Rights Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. The rights granted the Holders under this Registration Rights Agreement shall not be assigned without the written consent of the Company, which consent shall not be unnecessarily withheld. In the event of a transfer of the rights granted under this Registration Rights Agreement, the Holders agree that the Company may require that the transferee comply with reasonable conditions as determined in the discretion of the Company.

                  Section 10. Counterparts; Facsimile; Amendments. This Registration Rights Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Registration Rights Agreement may be amended only by a writing executed by the Company on the one hand, and a majority in interest of the Investors, and the Placement Agent, on the other hand, or the Company on the one hand, and all of the Investors on the other hand.

                  Section 11. Termination of Registration Rights. The rights granted pursuant to this Registration Rights Agreement shall terminate as to each Holder (and permitted transferees or assignees) upon the occurrence of any of the following:

                  (a) all Holder's Securities subject to this Registration Rights Agreement have been registered;

                  (b) all of such Holder's Securities subject to this Registration Rights Agreement may be sold without such registration pursuant to Rule 144 with no limitations promulgated by the SEC pursuant to the Securities Act without any restrictions; or

                  (c) all of such Holder's Securities subject to this Registration Rights Agreement can be sold pursuant to Rule 144(k).

                  Section 12. Headings. The headings in this Registration Rights Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Registration Rights Agreement.

                  Section 13. Governing Law; Venue; Jurisdiction. This Registration Rights Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts or choice of law thereof. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York or the state courts of the State of New York sitting in Manhattan in connection with any dispute arising under this Registration Rights Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Registration Rights Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Registration Rights Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury.

                  Section 14. Severability. If any provision of this Registration Rights Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and this Registration Rights Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

                  Section 15. Entire Agreement. This Registration Rights Agreement, together with all documents referenced herein, embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Registration Rights Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Registration Rights Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                                OBJECTSOFT CORPORATION



                                                By: ____________________________
                                                     Name:
                                                     Title:


                                                WARWICK CORPORATION, LTD.



                                                By: ____________________________
                                                     Name:
                                                     Title:

                                              AMRO INTERNATIONAL, S.A.


                                              By: ____________________________
                                                       Name:
                                                       Title:


                                              AUSTOST ANSTALT SCHAAN


                                              By: ____________________________
                                                       Name:
                                                       Title:


                                              BALMORE FUNDS, S.A.


                                              By: ____________________________
                                                       Name:
                                                       Title:



                                              EOMAN VENTURES LIMITED

                                              By: ____________________________
                                                       Name:
                                                       Title:


                                              HUDSON VENTURE ASSOCIATES LLC


                                              By: ____________________________
                                                       Name:
                                                       Title:


                                              TALBIYA LTD.


                                              By: ____________________________
                                                       Name:
                                                       Title:

                                              CEDAR TREES INVESTMENTS LTD


                                              By: ____________________________
                                                      Name:
                                                      Title: